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                                                                   Exhibit 23.1

                      [L.A. CHAMPAGNE & CO., L.L.P. Letterhead]




                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report on the financial statements of The Iberville Building and Loan Association (the "Association") dated January 16, 1998, except for Notes P, Q and R for which the date is May 13, 1998, in the prospectus for IBL Bancorp, Inc. (the "Company") constituting part of the Company's Registration Statement on Form SB-2 and the Association's Application for Conversion. We also consent to the reference to us under the heading "Experts" in the Prospectus contained in the Form SB-2 and the Application for Conversion.



/s/L.A. Champagne & Co. L.L.P.
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June 23, 1998